CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated November 25, 2008 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appear in Johnson Controls, Inc.’s Annual Report on Form 10-K for the year ended September 30, 2008.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
December 1, 2008